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                                                             THOMAS H. NELSON
                                                              (206) 340-9654
 ______________, 1998                                     tnelson@grahamdunn.com



                                                                     EXHIBIT 8.1


Glacier Bancorp, Inc.                                  HUB Financial Corporation
202 Main Street                                        3030 N. Montana Avenue
Kalispell, Montana  59903                              Helena, Montana  59601


        Re: Holding Company Merger / Tax Consequences

Ladies and Gentlemen:


        This letter responds to your request for our opinion as to certain of the federal income tax consequences of the proposed merger (the "Merger") of HUB Financial Corporation ("HUB"), a Montana corporation and bank holding company, into Glacier Bancorp, Inc. ("Glacier"), a Delaware corporation and bank holding corporation.


        We have acted as legal counsel to Glacier in connection with the Merger. For the purpose of rendering this opinion, we have examined and relied upon originals, certified copies, or copies otherwise identified to our satisfaction as being true copies of the originals of the following documents, including all exhibits and schedules attached to them:

        (a) The Plan and Agreement of Merger, dated as of December 30, 1997, between Glacier and HUB (the "Merger Agreement");

        (b) Agreement and Plan of Share Exchange, dated as of December 30, 1997, between Glacier and Valley Bank of Helena ("VB");

        (c) Form S-4 Registration Statement of Glacier filed with the Securities and Exchange Commission on _________, 1998;

        (d) The Proxy Statement of HUB (included as part of the Registration Statement);

        (e) The Proxy Statement of VB (included as part of the Registration Statement);

        (f) The factual representations set forth in a letter from Glacier and HUB, dated ___________________, 1998; and

        (g) Such other documents, instruments, records and information pertaining to the Merger as we have deemed necessary for rendering our opinion.